 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2015

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Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

In connection with the acquisition of all of the membership interests of  New Mediscan II, LLC, Mediscan Diagnostic Services, LLC, and Mediscan Nursing Staffing, LLC (collectively “Mediscan”), pursuant to the terms of the Purchase Agreement, dated October 19, 2015 (the “Purchase Agreement”),  the Company entered into the following agreements on October 30, 2015:

1)
An employment agreement between the Company and Dennis Ducham to serve as the President of Mediscan for a base salary of $250,000 per annum.  Beginning in calendar year 2016, Mr. Ducham will be eligible to receive an annual bonus of up to 50% of his base salary based on financial performance and individual targets, as established by the Company’s Chief Executive Officer. Filed herewith as Exhibit 10.2.

2)
An employment agreement between the Company and Val Serebryany to serve as the Senior Vice President of Mediscan, for a base salary of $215,000 per annum.  Beginning in calendar year 2016, Mr. Serebryany will be eligible to receive an annual bonus of up to 50% of his base salary based on financial performance and individual targets, as established by the Company’s Chief Executive Officer. Filed herewith as Exhibit 10.3.

3)	Restricted Stock Agreement between the Company and New Mediscan Diagnostic Services, Inc. covering 349,871 shares of the Company’s Common Stock. Filed herewith as Exhibit 10.4.
4)
Mediscan entered into an amendment to its lease agreement with Golden Egg, LLC (a copy of such lease is filed herewith as Exhibit 10.5). The amendment extends the current lease until August 31, 2018 with two options to extend through August 31, 2020. As defined in the lease, Base Rent is $32,302 per month through August 31, 2016, $33,271 through August 31, 2017 and $34,269 through August 31, 2018. Filed herewith as Exhibit 10.6.

Item 2.01   Completion of Acquisition or Disposition of Assets.

On October 30, 2015, the Company completed the acquisition of all of the membership interests of New Mediscan II, LLC, Mediscan Diagnostic Services, LLC, and Mediscan Nursing Staffing, LLC (collectively “Mediscan”), pursuant to the terms of the Purchase Agreement for a purchase price of $28 million in cash and $5 million in shares of the Company’s Common Stock, (349,871 shares), subject to a net working capital adjustment. The sellers are also eligible to receive an earn out based on Mediscan's 2016 and 2017 performance that could provide up to an additional $7.0 million of cash. Founded in 1995 and headquartered in Woodland Hills, CA, Mediscan provides temporary healthcare staffing and workforce solutions to both the healthcare and education markets.  While largely concentrated in California, Mediscan provides services across 11 states to more than 300 clients through more than 70 specialties.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full terms and provisions of the Purchase Agreement that was previously filed as an exhibit to the Company’s Current Report on Form 8-K dated October 19, 2015.

Item 7.01   Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on November 2, 2015, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Asset Purchase Agreement between Mediscan, Inc. and DirecEd Solutions Inc. and Mihal Spiegel, dated August 19, 2014

10.2	Employment Agreement between Cross Country Healthcare, Inc. and Dennis Ducham

10.3	Employment Agreement between Cross Country Healthcare, Inc. and Val Serebryany

10.4	Restricted Stock Agreement between Cross Country Healthcare and New Mediscan Diagnostic Services, Inc. dated October 30, 2015

10.5	Lease Agreement between Golden Egg, LLC and Mediscan Staffing Services, dba Mediscan Diagnostics, Mediscan Therapy Inc, Direct Ed Solutions, and Direct Ed Special Services, dated August 4, 2015

10.6	First Amendment to Lease Agreement between Golden Egg, LLC and Mediscan Diagnostic Services, Mediscan Nursing Staffing, DirectEd Solutions, and Direct Ed Specialized Services, dated October 30, 2015

99.1	Press Release issued by the Company on November 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William J. Burns
Name:	William J. Burns
Title:	Chief Financial Officer

Dated: November 3, 2015